SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2019

AB International Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55979	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16th Floor, Rich Towers, 2 Blenheim Avenue Tsim Sha Tsui, Kowloon, Hong Kong	________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 2622-2891

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 13, 2019, we entered into a Securities Purchase Agreement (“SPA”) with Peak One Opportunity Fund, L.P., a Delaware limited partnership (“Purchaser”), pursuant to which we issued and sold to the Purchaser a convertible promissory note, dated December 9 2019 in the principal amount of $85,000 (the “Note”). We received $65,380 as the first tranche less fees and commissions.

In connection with the issuance of the Note, we granted the Purchaser a five year cashless warrant (the “Warrant”) to purchase 10,000 shares of our common stock at an exercise price of $10 per share.

The maturity date for each tranche funded under the Note shall be December 9, 2022. The Note does not bear interest unless we are in default. All principal and accrued interest on the Note is convertible into shares of our common stock at the election of the Purchaser at any time at a conversion price equal to the lesser of (i) $10.00 or (ii) sixty percent (60%) of the lowest closing bid price during the previous 20 days from the date of conversion.

We have the right to prepay the Note at any time. The amount we are required to prepay increases from 120% to 140% of the principal amount plus accrued interest and other charges the closer we get to 180 days from closing.

The Note contains customary default events which, if triggered and not timely cured, will result in default interest and penalties.

The foregoing description of the SPA, the Note and the Warrant, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the SPA, the Note, and the Warrant which are included in this Current Report as Exhibits 10.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

If the Note is converted prior to us paying off such notes under the prepayment provisions, it would lead to substantial dilution to our shareholders as a result of the conversion discounted for the Note. There can be no assurance that there will be any funds available to pay of the Note, or if available, on terms that will be acceptable to us or our shareholders. If we fails to obtain such additional financing on a timely basis, Purchaser may convert the Note and sell the underlying shares, which may result in significant dilution to shareholders due to the conversion discount, as well as a significant decrease in our stock price.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth in Items 1.01 is incorporated into this Item 2.03 by reference.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Note
4.2	Warrant
10.1	Securities Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AB International Group Corp.

/s/ Chiyuan Deng

Chiyuan Deng

President

Date: December 18, 2019

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